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                                                                 EXHIBIT 11.1

            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

         The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

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                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                        THREE MONTHS ENDED MARCH 31, 1998

Weighted Average Shares Outstanding:

TOTAL                    # DAYS
SHARES                   OUTSTANDING
         1,750,204   x            90    =   157,518,360
                         -----------        -----------
                                  90        157,518,360
                         -----------        -----------
                         -----------        -----------

                                            157,518,360 / 90  =  1,750,204
                                                                 ---------
                                                                 ---------

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs           $(3,598,495)    =     $ (2.06)
---------------------------------           -----------           -------
                                                                  -------
   Weighted Avg. Shares                       1,750,204

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                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                        THREE MONTHS ENDED MARCH 31, 1999


Weighted Average Shares Outstanding:

      TOTAL                 # DAYS
      SHARES              OUTSTANDING
         2,179,124   x              19    =          41,403,356
         2,179,713   x              30    =          65,391,390
         2,180,358   x              41    =          89,394,678
                         --------------       -----------------
                                   273             196,189,424
                         --------------       -----------------
                         --------------       -----------------
                                                    196,189,424  / 90    =       2,179,882
                                                                             -------------
                                                                             -------------

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs                 $ (2,503,843)        =     $       (1.15)
---------------------------------                 -------------        =     -------------
                                                                             -------------
   Weighted Avg. Shares                              2,179,882